Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of XOMA Corporation and its subsidiaries, and the effectiveness of XOMA Corporation’s internal control over financial reporting dated March 7, 2019, appearing in the Annual Report on Form 10-K of XOMA Corporation for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

San Jose, California

June 27, 2019